UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

333-63768

(Commission File Number)

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.	MERISTAR HOSPITALITY FINANCE CORP
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

75-2648837	52-2321015
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

MERISTAR HOSPITALITY FINANCE CORP II	MERISTAR HOSPITALITY FINANCE CORP III
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

73-1658708	46-0467463
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

DELAWARE

(State or other jurisdiction of incorporation)

4501 NORTH FAIRFAX DRIVE

ARLINGTON, VIRGINIA 22203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 812-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At a meeting held on December 14, 2004, MeriStar Hospitality Corporation’s Board of Directors (the “Board”) authorized an amended compensation structure on December 14, 2004 for its independent directors. This structure is outlined in the text below:

•	Annual retainer for Board Members - $30,000

•	Board meeting fees - $1,250 for meetings in person and $500 for telephonic meetings

•	Committee meeting fees - $1,000 for meetings in person and $500 for telephonic meetings

•	Additional retainer Audit Committee Members - $2,500

•	Additional retainer for Audit Committee Chairman - $5,000

•	Additional retainer for Compensation Committee Chairman - $2,500

•	Additional retainer for Corporate Governance Committee Chairman - $2,500

•	Annual equity awards - $20,000 worth of shares. These awards will be made pursuant to the MeriStar Hospitality Non-Employee Directors’ Incentive Plan upon obtaining shareholder approval of an implementing amendment.

•	Total Annual Compensation - $58,000-$65,000

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 14, 2004, the Board of Directors of MeriStar Hospitality Corporation elected to be subject to Section 3-804(c) of the Maryland General Corporation Law. The election became effective on December 17, 2004 upon the acceptance for record by the State Department of Assessments and Taxation of Maryland of the Corporation’s Articles Supplementary describing the election. The articles supplementary are attached as Exhibit 3.2 to this report.

Pursuant to Section 3-804(c), notwithstanding any contrary provision in the Corporation’s charter or Bylaws, each vacancy on the Board (including a vacancy resulting from an increase in the size of the Board or the death, resignation or removal of a director) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. The Corporation’s former Bylaws provided that vacancies for any cause other than an increase in the number of directors would be filled by a majority of the remaining directors, even if such majority were less than a quorum, and that any vacancy created by an increase in the number of directors would be filled by a majority of the entire Board. In addition, the former Bylaws provided that any director elected to fill a vacancy would serve until the next annual meeting of stockholders.

Also and effective December 14, 2004, the Board amended and restated the Corporation’s Second Amended and Restated Bylaws, as amended. The following is a summary of changes effected by the amended Bylaws. The summary of the amendments to the bylaws set forth below is qualified in its entirety by reference to the amended and restated bylaws of the Company (blacklined to show changes against the existing bylaws), which are attached as Exhibit 3.1 to this report and incorporated by reference in this item. For a complete understanding, the amended and restated bylaws should be read in their entirety.

GENERAL

The amended Bylaws include certain changes to the language either for clarification purposes or to be consistent with the Maryland General Corporation Law.

ARTICLE I - OFFICES

Article I was amended to clarify that the Corporation’s principal office is required to be located in the State of Maryland but that the Corporation could have other offices, including executive and principal offices, located anywhere in the world.

ARTICLE II – MEETINGS OF STOCKHOLDERS

Annual Meetings of Stockholders. Consistent with the Maryland General Corporation Law, which permits a corporation’s bylaws to specify a 31-day period during which annual stockholders meetings may be held, the amended Bylaws provide that the Corporation’s annual stockholders meetings will be held at a time set by the Board during the month of May in each year.

Special Meetings of Stockholders. The amended Bylaws add the chairman of the board to the list of officers who have the authority to call special meetings of the stockholders and clarify the procedures relating to stockholder requested special meetings by specifying (a) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting, (b) the time frame for the Board to fix such record date, (c) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings, (d) that the Board has the authority to set the time, date and place of special stockholders meetings, (e) under what circumstances a notice of a special stockholders meeting may be revoked, and (f) methods by which the Board may seek verification of the validity of a stockholder request for a special meeting. The former Bylaws had no comparable provision establishing procedures for stockholder requested special meetings.

Notice of Meetings of Stockholders and Proxies. The amended Bylaws clarify that delivery of meeting notices to stockholders may be by any means permitted by Maryland law, including electronic delivery methods. The former Bylaws did not clearly specify such delivery methods. The amended Bylaws also provide that stockholder proxies no longer need be in writing, which will permit stockholders to authorize proxies to vote at meetings by telephonic or electronic methods.

Organization and Conduct of Meetings of Stockholders; Quorum; Voting. The amended Bylaws establish the powers of the chairman of the meeting of stockholders, which include the power to limit attendance at stockholders meetings to stockholders of record and their duly authorized proxies, to limit the time allotted to questions or comments by attendees, to determine when polls should be opened and closed and to recess or adjourn a stockholders meeting. The amended Bylaws also give the stockholders present at a meeting of stockholders that has been duly called and convened, the power to continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The former Bylaws did not include comparable provisions.

Voting. Consistent with the Maryland General Corporation Law, the amended Bylaws clarify that an outstanding share may not be voted if any installment payable on it is overdue and unpaid. The amended Bylaws also provide that voting may be viva voce unless the chairman of the meeting orders that voting be by ballot and clarify that the president or vice president of a corporation may vote stock that is registered in the name of a corporation.

Inspectors. The amended Bylaws allow the Board, in advance of a meeting of stockholders, to appoint inspectors and for the individual presiding at the meeting of stockholders to appoint inspectors if the Board does not do so. The former Bylaws granted the chairman of the meeting such power. The amended Bylaws also set forth, in greater detail, the procedures for inspecting stockholder votes, such as determining the number of shares outstanding and the voting power of each, the shares represented at the meeting and the existence of a quorum.

Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. The amended Bylaws provide that stockholders must give the secretary of the Corporation notice of director nominations and other stockholder proposals not earlier than the 120th day and not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. The former Bylaws required that such notice be given not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.

The amended Bylaws also address the issue of timely notice in the event that the Board decreases the number of directors and there is no announcement of this action at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. The Bylaws grant stockholders an additional 10 days to make nominations for director under these circumstances. The former Bylaws addressed only increases in the number of directors.

The amended Bylaws require that certain information be included in any stockholder nominations, including disclosure with respect to “stockholder associated persons,” defined to include persons under direct or indirect common control, or acting in concert with, a stockholder for such purposes.

With regard to special meetings, the amended Bylaws provide that, to be timely, stockholder notices regarding director nominations and proposals in connection with a special meeting must be delivered to the secretary not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement is first made. The former Bylaws set the notice requirement timeframe at 90 and 60 days, respectively.

The amended Bylaws also require a stockholder proposing a nominee for election as a director or any other proposal for business to provide written verification, upon written request of the secretary, the Board, or any committee of the Board, of the accuracy of any information submitted by the stockholder. The former Bylaws did not contain comparable provisions.

ARTICLE III – DIRECTORS

Special Board Meetings. The amended Bylaws add the chief executive officer to the list of individuals who may call a special meeting of the Board. The amended Bylaws also allow the Board to provide, by resolution, the time and place of the special meeting without other notice than such resolution. The former Bylaws did not include such a provision.

Notice of Meetings of Directors. The amended Bylaws allow for delivery of meeting notices to directors by electronic transmission and provide for clarification of the time that notice will be considered delivered. The former Bylaws did not provide for electronic mail notice.

Voting. The amended Bylaws provide that if enough directors have withdrawn from a meeting so as to leave less than a quorum but the meeting has not been adjourned, then the action of the majority of that number of directors necessary to constitute a quorum at such meeting will constitute the action of the directors. The former Bylaws did not contain such a provision.

Organization of Board of Directors Meetings. The amended Bylaws set forth the procedures for choosing the chairman and secretary of Board meetings. The former Bylaws did not include a comparable provision.

Consent by Directors Without a Meeting. The amended Bylaws provide that consent by directors may be given via electronic transmission in addition to a signed writing as was provided in the former Bylaws.

Vacancies. The amended Bylaws, in accordance with the Corporation’s election to be subject to Section 3-804(c) of the Maryland General Corporation Law, provide that each vacancy on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred. The former Bylaws provided that vacancies for any cause other than an increase in the number of directors would be filled by a majority of the remaining directors, even if such majority were less than a quorum, and that any vacancy created by an increase in the number of directors would be filled by a majority of the entire Board. In addition, the former Bylaws provided that any director elected to fill a vacancy would serve until the next annual stockholders meeting.

ARTICLE IV – COMMITTEES

Consent By Committees Without a Meeting. The amended Bylaws add a new provision to the effect that consents by committee members may be given via electronic transmission in addition to a signed writing.

ARTICLE V – OFFICERS

Removal and Resignation. The amended Bylaws clarify that the Board may remove an officer with or without cause if the Board deems it in the best interests of the Corporation. The former Bylaws did not provide such clarification.

Chief Executive Officer. The amended Bylaws provide that the Corporation will have a chief executive officer clarify the powers of the chief executive officer with respect to the execution of documents or other instruments on behalf of the Corporation. The former Bylaws did not clearly specify the chief executive officer’s powers in this regard.

President. The amended Bylaws clarify that the president will in general supervise all of the Corporation’s business and affairs in the absence of a chief executive officer.

ARTICLE VI – CONTRACTS, LOANS, CHECKS AND DEPOSITS

The amended Bylaws clarify that an Executive Committee or any other authorized committee may authorize any officer or agent to execute documents on behalf of the Corporation. The former Bylaws did not provide such clarification.

ARTICLE VII – STOCK

The amended Bylaws clarify that the Corporation is permitted to issue uncertificated shares of stock and, consistent with the Maryland General Corporation Law, specify that the chairman of the board is authorized to sign stock certificates.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Bylaws of MeriStar Hospitality Corporation, as amended and restated as of December 14, 2004

3.2	Articles Supplementary of MeriStar Hospitality Corporation, as adopted December 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. MERISTAR HOSPITALITY FINANCE CORP. MERISTAR HOSPITALITY FINANCE CORP. II MERISTAR HOSPITALITY FINANCE CORP. III

BY:	MERISTAR HOSPITALITY CORPORATION, ITS GENERAL PARTNER

BY:	/s/ Jerome J. Kraisinger
Jerome J. Kraisinger
Executive Vice President, Secretary and General Counsel

Date: December 20, 2004